UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2013

PETROSONIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53881	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 714 – 1st Street SE, Calgary, AB, Canada, T2G 2G8

(Address of Principal Executive Offices)

(403) 708-7869

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Officer and Director

On January 23, 2013, Mr. Art Agolli resigned as the Principal Financial Officer (Chief Financial Officer, Principal Accounting Officer), Secretary and Treasurer of Petrosonic Energy, Inc. (the “Company”). Mr. Agolli continues to maintain his positions as Chief Executive Officer, President and as a director of the Company.

(c)	Appointment of Officer

On January 23, 2013, the Board of Directors of the Company appointed Mr. Richard Raisig, age 65, as Chief Financial Officer, Secretary and Treasurer of the Company.

Mr. Raisig currently serves, on a part-time basis, as the Chief Financial Officer of Connexed Technologies, Inc. Mr. Raisig joined Connexed in 2009. From 2007 to 2009 Mr. Raisig served as Chief Financial Officer of Aurora Systems, Inc. Prior to joining Aurora Systems, Mr. Raisig was Chief Financial Officer of Microvision, Inc. from 1996 to 2006. Mr. Raisig received a BA in Economics from the University of California, Irvine in 1970, an MS in Accounting from California State University, Long Beach in 1973 and an MBA in Finance from the University of Southern California in 1980.

Mr. Raisig has not previously held any position with the Company and there is no arrangement or understanding between Mr. Raisig and any other person(s) pursuant to which he was selected as on officer of the Company. Mr. Raisig has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

Mr. Raisig is to receive a one-time incentive payment of $5,000 and compensation of $7,000 per month. The Company is also in the process of negotiating equity compensation with Mr. Raisig. There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Raisig had or will have a direct or indirect material interest. Other than as reported herein, there is no material plan, contract or arrangement (whether or not written) to which Mr. Raisig is a party or in which he participates that is entered into or materially amended in connection with our appointment of Mr. Raisig, or any grant or award to Mr. Raisig or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Raisig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSONIC ENERGY, INC.

January 25, 2013

/s/ Art Agolli
Art Agolli
President, Chief Executive Officer